UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 21, 2026 (April 21, 2026)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 West End Avenue, Suite 1300 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On April 24, 2026, Cumberland Pharmaceuticals Inc. (the “Company” or "Cumberland") filed a Current Report on Form 8-K (the “Original Report”) to report on, among other matters, the results of the advisory vote of the shareholders on the frequency of future advisory votes in compensation of the Company's named executive officers. This Current Report on Form 8-K/A updates information provided on the Original Report, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders associated with the Cumberland Pharmaceuticals Inc. Annual Meeting of Shareholders held on April 21, 2026 (the “2026 Annual Meeting”).

Item 5.07    Submission of Matters to a Vote of Security Holders
At the 2026 Annual Meeting, the Company’s shareholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on compensation of the Company's named executive officers. As originally reported, the frequency of every three years received the highest number of shareholder votes. In light of such voting results, and after further discussion by the Board of Directors, the Board has determined that advisory votes on compensation of the Company's named executive officers will be held every three years, until the next required advisory vote on the frequency of future advisory votes on executive compensation. The Company is required to hold advisory votes on the frequency of future advisory votes on executive compensation every six years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: September 11, 2026	By:	/s/ John Hamm
John Hamm
Chief Financial Officer